Exhibit 99.1

MasterBrand and American Woodmark to Combine in an All-Stock Transaction to Accelerate Value Delivery Through:

Industry’s most comprehensive portfolio of trusted cabinet brands and products across the value chain to benefit customers and consumers

Broadened channel partnerships, expanded geographic reach, and enhanced operating agility

Anticipated run-rate cost synergies of approximately $90 million by the end of year three and accretion to MasterBrand’s adjusted Diluted EPS in year two

Fortified financial profile and increased resources expected to amplify returns, advance innovation, and accelerate growth

Companies to hold joint conference call today at 8:00 a.m. ET to discuss transaction and MasterBrand’s second quarter 2025 financial results

Beachwood, Ohio and Winchester, Virginia – August 6, 2025 – MasterBrand, Inc. (NYSE: MBC, the “Company,” or “MasterBrand”) and American Woodmark Corporation (“American Woodmark”) (NASDAQ: AMWD) today announced that they have entered into a definitive agreement whereby MasterBrand will combine with American Woodmark via an all-stock merger. The combined company would have a pro forma equity value of $2.4 billion and an enterprise value of $3.6 billion based on the exchange ratio and closing share price as of August 5, 2025.

Under the terms of the agreement, at closing, American Woodmark shareholders will receive 5.150 shares of MasterBrand common stock for each share of American Woodmark common stock owned. MasterBrand and American Woodmark shareholders will own approximately 63% and 37% of the combined company, respectively, on a fully diluted basis. Pro forma for the transaction, the trailing 12 months adjusted EBITDA1 of the combined company is projected to be $639 million inclusive of anticipated run rate cost synergies of approximately $90 million2 by the end of year three.

“Bringing together MasterBrand and American Woodmark will be a transformative step for both of our organizations that will even better position us to serve the evolving needs of our customers and provide consumers with more choice and access,” said Dave Banyard, President and Chief Executive Officer of MasterBrand. “MasterBrand and American Woodmark bring unique but complementary strengths – strong and broad portfolios and streamlined low-cost manufacturing profiles – and in leveraging them, the combination will help us accelerate our strategies and create enhanced value for both companies’ shareholders. Building on our strong progress in integrating Supreme Cabinetry Brands and our continuous efforts to prioritize executional and financial discipline, we are confident in our ability to unlock meaningful synergies with speed and rigor. I look forward to uniting the talented MasterBrand and American Woodmark teams to deliver on this compelling opportunity.”

[1]	See “Non-GAAP Financial Measures” at the end of this press release for definitions of non-GAAP measures.
[2]

Includes synergies related to procurement and overhead optimization, manufacturing network optimization, and general and administrative cost redundancies, and does not include implementation or transaction related costs, including restructuring charges and purchase accounting adjustments.

“Creating value through people has been the core mission of American Woodmark. Our company has operated with a vision-driven, values-based philosophy and a strategy focused on growth, digital transformation, and platform design,” said Scott Culbreth, President and CEO of American Woodmark. “Combining with MasterBrand will build on these core values and strategy to enhance our offering and service for customers and consumers, while driving value for American Woodmark shareholders. With MasterBrand, we are joining a partner that shares our commitment to investing for growth, investing in associates, and investing for the future. Together, we will create an even stronger company that is able to provide a broader product portfolio across expanded channels, advance our innovation capabilities, and create exciting opportunities for team members.”

Compelling Anticipated Strategic and Financial Benefits

•	Combining two customer-centric platforms to create the cabinet industry’s most comprehensive portfolio of trusted brands and products.

•	The combined company will have an expansive portfolio of world-class brands providing products across a broad price spectrum to better serve a diverse set of customers and consumers.

•	MasterBrand and American Woodmark will maintain a commitment to growing each company’s legacy brands, which channel partners know and trust.

•	Broadening channel partnerships, expanding geographic reach, and enhancing operating agility.

•	Channel partners are expected to benefit from greater flexibility as to where and how they purchase, and enhanced value through more sophisticated support and marketing capabilities.

•	The complementary footprints of MasterBrand and American Woodmark will help the combined company access a broader share of high-growth markets.

•	The combined company is projected to have an expanded operational footprint to deliver even better overall choice, service, and value to customers and consumers.

•	Delivering anticipated run-rate cost synergies of approximately $90 million[3] by the end of year three and accretion to adjusted diluted EPS in year two, both following close.

•

The combined organization expects to unlock meaningful cost synergies. Key drivers of these synergies are reduction of overhead and procurement expenses, manufacturing network optimization, and operational excellence through implementation of best practices and technologies from both companies.

•

Anticipated cost synergies are in addition to savings initiatives underway at both MasterBrand and American Woodmark and the future additional expected synergies from MasterBrand’s 2024 acquisition of Supreme Cabinetry Brands, Inc.

•	The combined organization also expects to benefit from commercial growth opportunities resulting from its expanded footprint and stronger channel partnerships.

[3]

Includes synergies related to procurement and overhead optimization, manufacturing network optimization, and general and administrative cost redundancies, and does not include implementation or transaction related costs, including restructuring charges and purchase accounting adjustments.

•	Fortified financial profile and resources to amplify returns, advance innovation, and drive growth.

•

The combined company’s strengthened pro forma financial profile, including an estimated net debt to adjusted EBITDA[4] ratio below MasterBrand’s 2.0x target leverage ratio at transaction close, will enhance free cash flow generation, improve resilience through market cycles, and enable the combined company to deliver even greater value to shareholders.

•

Combining the talent and resources of both MasterBrand and American Woodmark is also expected to enable increased investment in growth, automation, and technology to drive further efficiencies and enhance the customer experience.

Commitment to an Empowering Culture that Drives Customer Value

The integration of MasterBrand and American Woodmark will bring together two cultures with a deeply rooted focus on customer-oriented values and operational excellence. Both companies share a commitment to empowering team members, exceeding customer expectations, and building lasting relationships across their respective channels. This cultural alignment is expected to support a smooth integration process and position the combined company to better serve customers with agility, care, and innovation.

Leadership, Headquarters, and Integration Plan

Upon closing, American Woodmark will become a wholly-owned subsidiary of MasterBrand and the MasterBrand Board will be expanded to include three directors from American Woodmark. Dave Banyard will serve as Chief Executive Officer of the combined company, and David Petratis will serve as Chair of the combined company’s Board. Following the closing of the transaction, the combined company, to be called MasterBrand, will be headquartered in Beachwood, OH and will maintain a significant presence in Winchester, VA. Nathaniel Leonard, EVP, Corporate Strategy and Development at MasterBrand will lead the process to integrate MasterBrand and American Woodmark.

Timing and Financing

The transaction, which has been unanimously approved by the Board of Directors of both companies, is expected to close in early 2026 subject to approval of the transaction by MasterBrand and American Woodmark shareholders, the receipt of regulatory approvals, and the satisfaction of other customary closing conditions.

The transaction consideration is comprised solely of MasterBrand stock; however, MasterBrand plans to arrange a revolver expansion with its current banking group in order to pay off American Woodmark debt at close of the transaction.

At the close of transaction, MasterBrand anticipates its pro forma net debt to adjusted EBITDA5 ratio will be below MasterBrand’s target range of less than 2.0x.

[4]	See “Non-GAAP Financial Measures” at the end of this press release for definitions of non-GAAP measures.
[5]	See “Non-GAAP Financial Measures” at the end of this press release for definitions of non-GAAP measures.

MasterBrand Q2 2025 Financial Results

In a separate release issued today, which can be found on the “Investors” section of the MasterBrand website, MasterBrand reported its second quarter 2025 financial results.

American Woodmark Q1 Fiscal 2026 Select Preliminary Financial Results

In connection with today’s announcement, American Woodmark is providing select preliminary first quarter fiscal 2026 financial results. For the quarter ended July 31, 2025, American Woodmark currently expects net sales to be in the range of $400 million to $406 million, net income to be in the range of $12.5 to $14.5 million and adjusted EBITDA6 to be in the range of $41.75 to $43.75 million.

These preliminary results are estimates based on information available to management of American Woodmark as of the date of this release and are subject to change upon completion of American Woodmark’s standard closing procedures and review by its independent registered public accounting firm. As a result, there can be no assurance that American Woodmark’s final results will not differ from these preliminary estimates. See “Forward-Looking Statements” below for information on certain factors that could cause actual results to differ from these preliminary estimates.

American Woodmark plans to issue its full first quarter fiscal 2026 results and related financial information on August 26, 2025.

Conference Call Details

MasterBrand and American Woodmark will hold a joint live conference call and webcast at 8:00 a.m. ET today, August 6, 2025, to discuss MasterBrand’s financial results and business outlook and merger agreement with American Woodmark. This call will take place in lieu of MasterBrand’s second quarter earnings call, which had been previously scheduled for today at 4:30 p.m. ET. As a result of today’s announcement, American Woodmark will not hold its fiscal first quarter 2026 earnings call. Telephone access to the live call will be available at (888) 428-7458 (U.S.) or by dialing (862) 298-0702 (international). The live audio webcast can be accessed on the “Investors” section of the MasterBrand website.

A telephone replay will be available approximately one hour following completion of the call through August 20, 2025. To access the replay, please dial 877-660-6853 (U.S.) or 201-612-7415 (international). The replay passcode is 13755233. An archived webcast of the conference call will also be available on the “Investors” page of the Company’s website.

Advisors

Rothschild & Co is acting as MasterBrand’s financial advisor, and Skadden, Arps, Slate, Meagher & Flom LLP is acting as MasterBrand’s legal counsel on the transaction. Joele Frank, Wilkinson Brimmer Katcher is serving as strategic communications advisor, and C Street Advisory Group is serving as investor relations advisor.

Jefferies LLC is acting as American Woodmark’s financial advisor, and McGuireWoods LLP is acting as American Woodmark’s legal counsel on the transaction. Collected Strategies is serving as strategic communications advisor to American Woodmark.

[6]	See “Non-GAAP Financial Measures” at the end of this press release for definitions of non-GAAP measures.

About MasterBrand

MasterBrand, Inc. (NYSE: MBC) is the largest manufacturer of residential cabinets in North America and offers a comprehensive portfolio of leading residential cabinetry products for the kitchen, bathroom and other parts of the home. MasterBrand products are available in a wide variety of designs, finishes and styles and span the most attractive categories of the cabinets market: stock, semi-custom and premium cabinetry. These products are delivered through an industry-leading distribution network of over 7,700 dealers, major retailers and builders. MasterBrand employs over 13,000 associates across more than 20 manufacturing facilities and offices. Additional information can be found at www.MasterBrand.com.

About American Woodmark

American Woodmark celebrates the creativity in all of us. With over 7,800 employees and more than a dozen brands, American Woodmark is one of the nation’s largest cabinet manufacturers. From inspiration to installation, American Woodmark helps people find their unique style and turn their home into a space for self-expression. By partnering with major home centers, builders, and independent dealers and distributors, American Woodmark sparks the imagination of homeowners and designers and brings their vision to life. Across American Woodmark’s service and distribution centers, corporate office, and manufacturing facilities, you’ll always find the same commitment to customer satisfaction, integrity, teamwork, and excellence. Visit americanwoodmark.com to learn more and start building something distinctly your own.

Forward-Looking Statements

Certain statements contained in this press release, other than purely historical information, including, but not limited to, statements as to the likelihood and anticipated timing of the closing of the proposed transaction, expected cost synergies and other expected benefits, effects or outcomes relating to the proposed transaction, including financial estimates and projections, MasterBrand’s business plans, objectives and expected operating results, American Woodmark’s preliminary net sales, net income and adjusted EBITDA results for the quarterly period ended July 31, 2025, and the assumptions upon which those statements are based, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements preceded by, followed by or that otherwise include the word “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could,” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, an expectation or belief is expressed as to future results or events, such expectation or belief is based on the current plans and expectations of the management of MasterBrand or American Woodmark, as applicable. Although MasterBrand and American Woodmark, as applicable, believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated or implied in such statements. These factors include a failure by either party or both parties to satisfy one or more of the closing conditions set forth in the merger agreement, including a failure to obtain any required regulatory or governmental approvals or a failure to obtain the required approvals of either American Woodmark’s shareholders or MasterBrand’s stockholders; the occurrence of events or changes in circumstances that give rise to the termination of the merger agreement by either party or a delay in the closing of the transaction; potential litigation relating to the transaction; the effect of the proposed transaction on the ability of either party to retain customers, maintain relationships with suppliers and hire and retain key personnel; the effect of the proposed transaction and the announcement of the proposed transaction on the parties’ stock prices; disruptions in the ordinary course business of either party resulting from the transaction; the continued availability of capital and financing and any rating agency actions related to the transaction or otherwise; the risk that certain limitations in the merger agreement may impact either party’s ability to pursue certain business opportunities or strategic transactions; the diversion of the attention and time of management of either party from ordinary course business operations to the transaction and transaction-related issues; the impact of transaction and/or integration costs and any increases in such costs; the existence of unknown liabilities; the ability of MasterBrand to successfully integrate American Woodmark into its business and operations; and the risk that any anticipated economic benefits, cost savings or other synergies are not fully realized or take longer to realize than expected. Other factors include those listed under “Risk Factors” in Part I, Item 1A of MasterBrand’s Annual Report on Form 10-K for the fiscal year ended December 29, 2024, Part II, Item 1A of MasterBrand’s Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2025, American Woodmark’s Annual Report on Form 10-K for the fiscal year ended April 30, 2025, and other MasterBrand and American Woodmark filings with the SEC. With respect to American Woodmark’s preliminary net sales, net income and Adjusted EBITDA results for the quarterly period ended July 31, 2025, additional factors that could cause actual results to be materially different than those indicated include adjustments that may arise in connection with American Woodmark’s quarterly financial close process or its independent registered public accounting firm’s review of the consolidated financial statements for the quarterly period; changes as a result of management’s further review of results; and other developments that may arise between now and the date that American Woodmark reports full results and files its Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2025.

The forward-looking statements included in this press release are made as of the date of this press release and, unless legally required, neither MasterBrand nor American Woodmark undertakes any obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this press release.

Additional Information and Where to Find It

MasterBrand intends to file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 (the “Registration Statement”), which will include a joint proxy statement of MasterBrand and American Woodmark that will also constitute a prospectus of MasterBrand. Each of MasterBrand and American Woodmark may also file other relevant documents with the SEC regarding the transaction. This press release is not a substitute for the joint proxy statement/prospectus or Registration Statement or any other document that MasterBrand or American Woodmark may file with the SEC. Any definitive joint proxy statement/prospectus (if and when available) will be mailed to shareholders of MASTERBRAND and AMERICAN WOODMARK. INVESTORS AND SHAREHOLDERS OF MASTERBRAND AND AMERICAN WOODMARK ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE, AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT MASTERBRAND, AMERICAN WOODMARK, THE TRANSACTION AND RELATED MATTERS. The Registration Statement and joint proxy statement/prospectus and other documents filed by MasterBrand or American Woodmark with the SEC, when filed, will be available free of charge at the SEC’s website at www.sec.gov. Alternatively, investors and shareholders may obtain free copies of documents that are filed or will be filed with the SEC by

MasterBrand, including the Registration Statement and the joint proxy statement/prospectus, on MasterBrand’s website at https://masterbrand.com/investors/financials/sec-filings/default.aspx, and may obtain free copies of documents that are filed or will be filed with the SEC by American Woodmark, including the joint proxy statement/prospectus, on American Woodmark’s website at

https://americanwoodmark.com/investors/financial-reporting#secfilings. The information included on, or accessible through, MasterBrand’s or American Woodmark’s website is not incorporated by reference into this press release.

Non-GAAP Financial Measures

To supplement the financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”) in this press release, certain non-GAAP financial measures as defined under SEC rules have been included. It is our intent to provide non-GAAP financial information to enhance understanding of our financial information as prepared in accordance with GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for, other financial measures prepared in accordance with GAAP. Our The methods of determining these non-GAAP financial measures used by each of MasterBrand and American Woodmark may differ from the methods used by the other or by other companies for these or similar non-GAAP financial measures. Accordingly, these non-GAAP financial measures used by MasterBrand and American Woodmark may not be comparable to measures used by the other or by other companies.

MasterBrand Non-GAAP Financial Measures

MasterBrand uses EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share (“adjusted diluted EPS”), net debt and net debt to adjusted EBITDA ratio, which are all non-GAAP financial measures. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. MasterBrand evaluates the performance of its business based on income before income taxes, but also looks to EBITDA as a performance evaluation measure because interest expense is related to corporate functions, as opposed to operations. For that reason, MasterBrand believes EBITDA is a useful metric to investors in evaluating its operating results. Adjusted EBITDA is calculated by removing the impact of non-operational results and special items from EBITDA. Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net sales. Adjusted diluted EPS is a measure of our diluted earnings per share excluding non-operational results and special items. MasterBrand believes these non-GAAP measures are useful to investors as they are representative of its core operations and are used in the management of its business, including decisions concerning the allocation of resources and assessment of performance.

The net debt is defined as total balance sheet debt less cash and cash equivalents. MasterBrand believes this measure is useful to investors as it provides a measure to compare debt less cash and cash equivalents across periods on a consistent basis. The net debt to adjusted EBITDA ratio is calculated by dividing net debt by the trailing twelve months adjusted EBITDA. Net debt to adjusted EBITDA ratio is used by management to assess MasterBrand’s financial leverage and ability to service its debt obligations.

MasterBrand has not provided a reconciliation of its anticipated pro forma adjusted EBITDA, proforma adjusted EBITDA margin and pro forma net debt to adjusted EBITDA ratio because the information needed to reconcile these measures is unavailable due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and which may be excluded from EBITDA and adjusted EBITDA. Additionally, estimating such GAAP measures and providing a meaningful reconciliation for future periods requires a level of precision that is unavailable for these future periods and cannot be accomplished without unreasonable effort. Forward-looking non-GAAP measures are estimated consistent with the relevant definitions and assumptions used for historical non-GAAP measures.

American Woodmark Non-GAAP Financial Measures

American Woodmark uses EBITDA and Adjusted EBITDA in evaluating the performance and profitability of its business and in the preparation of its annual operating budgets. American Woodmark believes that EBITDA and Adjusted EBITDA allow it to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance.

American Woodmark defines EBITDA as net income adjusted to exclude income tax expense; interest expense, net; depreciation and amortization expense and amortization of customer relationship intangibles. American Woodmark defines Adjusted EBITDA as EBITDA adjusted to exclude expenses related to the acquisition of RSI Home Products, Inc.; restructuring charges, net; net gain/loss on debt modification; stock-based compensation expense; gain/loss on asset disposals; and change in fair value of foreign exchange forward contracts.

(in thousands)	Three Months Ended July 31, 2025
Net Income (GAAP)	$13,500
Add back:
Income tax expense	4,766
Interest expense, net	4,324
Depreciation and amortization expense	17,548

EBITDA (Non-GAAP)	$40,138
Add back:
Acquisition related expenses (1)	2,792
Restructuring charges, net (2)	822
Change in fair value of foreign exchange forward contracts (3)	(3,556)
Stock-based compensation expense	2,260
Loss on asset disposal	294

Adjusted EBITDA (Non-GAAP)	$42,750

(1)	Acquisition related expenses are comprised of expenses related to the currently proposed merger with MasterBrand
(2)

Restructuring charges, net are comprised of expenses incurred related to the reduction in force implemented in the second quarter of fiscal 2025, and the closure of the manufacturing facility located in Orange, Virginia, which was announced in January 2025.

(3)

In the normal course of business, American Woodmark is subject to risk from adverse fluctuations in foreign exchange rates. American Woodmark manages these risks through the use of foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other expense (income), net in the operating results.

A reconciliation of Adjusted EBITDA to Net Income, the most directly comparable measure calculated and presented in accordance with GAAP, is set forth below:

	MasterBrand, Inc.				American Woodmark Corporation
	(Unaudited)				(Unaudited)
	52 Weeks Ended	26 Weeks Ended	26 Weeks Ended	LTM Period Ended	12 Months Ended
	December 29,	June 30,	June 29,	June 29,	April 30,
(U.S. Dollars presented in millions)	2024	2024	2025	2025	2025
Net sales (GAAP)	$2,700.4	$1,314.6	$1,391.2	$2,777.0	$1,709.6
Reconciliation of Net Income to EBITDA to Adjusted EBITDA
Net income (GAAP)	$125.9	$82.8	$50.6	$93.7	$99.5
Interest expense	74.0	34.7	38.3	77.6	10.3
Income tax expense	42.4	26.3	15.7	31.8	27.1
Depreciation expense	57.1	25.7	34.2	65.6	50.1
Amortization expense	20.2	7.4	12.8	25.6	5.0
EBITDA (Non-GAAP Measure)	$319.6	$176.9	$151.6	$294.3	$192.0
[1] Acquisition-related costs	25.4	4.4	3.5	24.5	—
[2] Restructuring charges	18.0	3.2	11.3	26.1	4.6
[3] Restructuring-related charges	—	—	5.9	5.9	—
[4] (Gain)/Loss on sale/disposal of assets	(4.3)	—	—	(4.3)	0.5
[5] Recognition of actuarial losses & settlement charges	2.7	—	0.2	2.9	—
[6] Purchase accounting cost of products sold	2.2	—	—	2.2	—
Adjusted EBITDA (Non-GAAP Measure)	$363.6	$184.5	$172.5	$351.6	$197.1

Tick Legend for Non-GAAP Reconciliations

[1] Acquisition-related costs are transaction and integration costs, including legal, accounting and other professional fees, severance, stock-based compensation, and other integration related costs. These charges are primarily recorded within selling, general and administrative expenses within the Condensed Consolidated Statements of Income. Acquisition-related costs are significantly impacted by the timing and complexity of the underlying acquisition related activities and are not indicative of the Company’s ongoing operating performance. The acquisition-related costs incurred for all periods presented are primarily associated with the acquisition of Supreme Cabinetry Brands, Inc., which was announced in the second quarter of fiscal 2024 and closed early in the third quarter of fiscal 2024, and are comprised primarily of professional fees and stock-based compensation.

[2] Restructuring charges are nonrecurring costs incurred to implement significant cost reduction initiatives and may consist of workforce reduction costs, facility closure costs, and other costs to maintain certain facilities where operations have ceased, but which we are still responsible for.

[3] Restructuring-related charges are expenses directly related to restructuring initiatives that do not represent normal, recurring expenses necessary to operate the business, but cannot be reported as restructuring under GAAP. The restructuring-related charges for all periods presented primarily include losses on disposal of inventories from exiting product lines, gains/losses on the sale of facilities closed as a result of restructuring actions, and costs resulting from the redeployment of equipment within the manufacturing footprint.

[4] Gain on sale of asset relates to a gain resulting from the sale of facilities and land on December 12, 2024. The location was previously closed in conjunction with the consolidation of our warehouse facilities to enable efficiencies and increase annual savings. This facility sold for a purchase price of $6.6 million, resulting in a $4.3 million gain recognized as a separate component of non-operating income in the Condensed Consolidated Statements of Income. Loss on disposal of assets represents net losses on asset disposals, which are not deemed to be indicative of ongoing operations.

[5] We exclude the impact of actuarial gains and losses related to our U.S. defined benefit pension plan as they are not deemed indicative of future operations. In addition, during 2024, the Company offered a lump-sum benefit payout option to certain plan participants related to the decision to terminate our defined benefit pension plan, resulting in a $2.9 million non-cash settlement charge.

[6] Purchase accounting cost of products sold relates to the fair market value adjustment required under GAAP for inventory obtained in the acquisition of Supreme Cabinetry Brands, Inc. All inventory obtained was sold in the third quarter of 2024.

No Offer or Solicitation

This press release is not intended to be and shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to appropriate registration or qualification under the securities laws of such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

MasterBrand, American Woodmark and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information about the directors and executive officers of MasterBrand is set forth in MasterBrand’s proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on April 24, 2025, including under the headings “Proposal No. 1 Election of Directors—Our Director Nominees,” “Non-Employee Director Compensation,” “Executive Officers,” “Compensation Discussion and Analysis,” “Stock Ownership Information” and “Equity Compensation Plan Information.” Additional information regarding ownership of MasterBrand securities by its directors and executive officers is included in each person’s beneficial ownership reports on Forms 3, 4 and 5, as filed with the SEC. Information about the directors and executive officers of American Woodmark is set forth in its proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on June 25, 2025, including under the headings “Item 1 – Election of Directors—Information Regarding Nominees,” “Executive Compensation,” “Non-Management Directors’ Compensation,” and “Security Ownership,” and in its Annual Report on Form 10-K for the fiscal year ended April 30, 2025, which was filed with the SEC on June 25, 2025, including under the heading “Executive Officers of the Registrant.” Additional information regarding ownership of American Woodmark securities by its directors and executive officers is included in each person’s beneficial ownership reports on Forms 3, 4 and 5, as filed with the SEC. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive joint proxy statement/prospectus included in the Registration Statement, and other relevant materials to be filed with the SEC regarding the transaction when such materials become available. Investors should read the Registration Statement and the joint proxy statement/prospectus carefully if and when these become available before making any voting or investment decisions. You may obtain free copies of these documents from MasterBrand or American Woodmark using the sources indicated above.

INVESTOR AND MEDIA CONTACTS

MasterBrand Investor Relations:

Investorrelations@MasterBrand.com

OR

C Street Advisory Group

MasterBrand@thecstreet.com

(212) 372-4977

MasterBrand Media Contacts:

Media@MasterBrand.com

MasterBrand-media@joelefrank.com

American Woodmark Investor Relations:

Kevin Dunnigan

VP & Treasury Director

540-665-9100

American Woodmark Media Contact:

Nick Lamplough / Clayton Erwin / Paige Macpherson

Collected Strategies

AMWD-CS@collectedstrategies.com

Source: MasterBrand, Inc.